UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2012

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2012, Hampton Roads Bankshares, Inc. (the “Company”) announced that its subsidiary, The Bank of Hampton Roads (the “Bank”), has entered into a purchase and assumption agreement, dated April 27, 2012, (the “Purchase Agreement”) with Bank of North Carolina, a subsidiary of BNC Bancorp, (“BNCN”) whereby BNCN will purchase all deposits and selected assets associated with Gateway Bank branches in Preston Corners and Chapel Hill, North Carolina.

The consummation of the transaction is subject to a number of conditions, including receipt of necessary regulatory approvals.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On April 30, 2012, the Company issued a press release announcing that the Bank has entered into the Purchase Agreement described under Item 1.01 of this Current Report on Form 8-K and announcing its plan to consolidate its remaining Raleigh, NC branches. The Company expects that this transaction will be completed in the third quarter of 2012, subject to regulatory approval and other customary closing conditions.

A copy of the press release making such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Ex. 10.1	Purchase and Assumption Agreement, dated April 27, 2012, by and between The Bank of Hampton Roads and Bank of North Carolina.
Ex. 99.1
Press Release, dated April 30, 2012, announcing plans to sell the Preston Corners and Chapel Hill, NC branch deposits to Bank of North Carolina and to consolidate of the Company’s remaining Raleigh branches.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: April 30, 2012	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Ex. 10.1	Purchase and Assumption Agreement, dated April 27, 2012, by and between The Bank of Hampton Roads and Bank of North Carolina.
Ex. 99.1
Press Release, dated April 30, 2012, announcing plans to sell the Preston Corners and Chapel Hill, NC branch deposits to Bank of North Carolina and to consolidate of the Company’s remaining Raleigh branches.